Exhibit 99.1

Boeing Reports First Quarter Results
First Quarter 2024
•Undertaking comprehensive actions in our commercial business to strengthen quality and safety
•Financial results reflect lower 737 deliveries and 737-9 grounding customer considerations
•Revenue of $16.6 billion, GAAP loss per share of ($0.56) and core (non-GAAP)* loss per share of ($1.13)
•Operating cash flow of ($3.4) billion and free cash flow of ($3.9) billion (non-GAAP)*
•Total company backlog grew to $529 billion, including over 5,600 commercial airplanes

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2024	2023	Change

Revenues	$16,569	$17,921	(8)%

GAAP
Loss from operations	($86)	($149)	NM
Operating margins	(0.5)%	(0.8)%	NM
Net loss	($355)	($425)	NM
Loss per share	($0.56)	($0.69)	NM
Operating cash flow	($3,362)	($318)	NM
Non-GAAP*
Core operating loss	($388)	($440)	NM
Core operating margins	(2.3)%	(2.5)%	NM
Core loss per share	($1.13)	($1.27)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., April 24, 2024 – The Boeing Company [NYSE: BA] recorded first quarter revenue of $16.6 billion, GAAP loss per share of ($0.56) and core loss per share (non-GAAP)* of ($1.13) (Table 1). Boeing reported operating cash flow of ($3.4) billion and free cash flow of ($3.9) billion (non-GAAP)*. Results primarily reflect lower commercial delivery volume.
“Our first quarter results reflect the immediate actions we’ve taken to slow down 737 production to drive improvements in quality,” said Dave Calhoun, Boeing president and CEO. “We will take the time necessary to strengthen our quality and safety management systems and this work will position us for a stronger and more stable future.”

Table 2. Cash Flow	First Quarter
(Millions)	2024	2023
Operating cash flow	($3,362)	($318)
Less additions to property, plant & equipment	($567)	($468)
Free cash flow*	($3,929)	($786)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($3.4) billion in the quarter reflecting lower commercial deliveries, as well as unfavorable timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	Q1 24	Q4 23
Cash	$6.9	$12.7
Marketable securities[1]	$0.6	$3.3
Total	$7.5	$16.0

Consolidated debt	$47.9	$52.3
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $7.5 billion, compared to $16.0 billion at the beginning of the quarter reflecting debt repayment and free cash flow usage in the quarter (Table 3). Debt was $47.9 billion, down from $52.3 billion at the beginning of the quarter due to the pay down of maturing debt. The company has access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $529 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2024	2023	Change

Deliveries	83	130	(36)%

Revenues	$4,653	$6,704	(31)%
Loss from operations	($1,143)	($615)	NM
Operating margins	(24.6)%	(9.2)%	NM
Commercial Airplanes first quarter revenue of $4.7 billion and operating margin of (24.6) percent primarily reflect lower 737 deliveries and 737-9 grounding customer considerations (Table 4).
During the quarter, the 737 program slowed production below 38 per month to incorporate improvements to its quality management system and reduce traveled work within its factory and supply chain. In addition, Commercial Airplanes is implementing a comprehensive action plan to address feedback from the FAA audit of 737 production.
Commercial Airplanes booked 125 net orders, including 85 737-10 airplanes for American Airlines and 28 777X airplanes for customers including Ethiopian Airlines. Commercial Airplanes delivered 83 airplanes during the quarter and backlog included over 5,600 airplanes valued at $448 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2024	2023	Change

Revenues	$6,950	$6,539	6%
Earnings/(loss) from operations	$151	($212)	NM
Operating margins	2.2%	(3.2)%	NM
    Defense, Space & Security first quarter revenue was $7.0 billion. First quarter operating margin increased to 2.2 percent, primarily driven by higher volume and improved performance. Results also reflect $222 million of losses on certain fixed-price development programs.
During the quarter, Defense, Space & Security captured awards for 17 P-8A Poseidon aircraft for the Royal Canadian Air Force and German Navy, secured the final new-build production contract from the U.S. Navy for 17 F/A-18 Super Hornets, and was awarded an MQ-25 cost-type contract modification from the U.S. Navy including two additional test aircraft. Backlog at Defense, Space & Security was $61 billion, of which 31 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2024	2023	Change

Revenues	$5,045	$4,720	7%
Earnings from operations	$916	$847	8%
Operating margins	18.2%	17.9%	0.3 pts
    Global Services first quarter revenue of $5.0 billion and operating margin of 18.2 percent reflect higher commercial volume and favorable mix.
    During the quarter, Global Services opened a maintenance facility in Jacksonville, Florida, supporting military customers and the U.S. Navy exercised options on a P-8 sustainment modification contract.
Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2024	2023
Revenues
Unallocated items, eliminations and other	($79)	($42)
Earnings/(loss) from operations
FAS/CAS service cost adjustment	$302	$291
Other unallocated items and eliminations	($312)	($460)
Other income, net	$277	$302
Interest and debt expense	($569)	($649)
Effective tax rate	6.1%	14.3%
    Other unallocated items and eliminations primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(loss), Core Operating Margin and Core Earnings/(loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (16) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (17) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (18) potential environmental liabilities; (19) effects of climate change and legal, regulatory or market responses to such change; (20) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (21) substantial pension and other postretirement benefit obligations; (22) the adequacy of our insurance coverage; and (23) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Three months ended March 31		Three months ended March 31
(Dollars in millions, except per share data)	2024	2023	2024	2023
Sales of products	$13,268	$14,914	$13,268	$14,914
Sales of services	3,301	3,007	3,301	3,007
Total revenues	16,569	17,921	16,569	17,921

Cost of products	(12,064)	(13,553)	(12,064)	(13,553)
Cost of services	(2,629)	(2,445)	(2,629)	(2,445)
Total costs and expenses	(14,693)	(15,998)	(14,693)	(15,998)
	1,876	1,923	1,876	1,923
Income/(loss) from operating investments, net	67	(27)	67	(27)
General and administrative expense	(1,161)	(1,304)	(1,161)	(1,304)
Research and development expense, net	(868)	(741)	(868)	(741)
Loss from operations	(86)	(149)	(86)	(149)
Other income, net	277	302	277	302
Interest and debt expense	(569)	(649)	(569)	(649)
Loss before income taxes	(378)	(496)	(378)	(496)
Income tax benefit	23	71	23	71
Net loss	(355)	(425)	(355)	(425)
Less: net loss attributable to noncontrolling interest	(12)	(11)	(12)	(11)
Net loss attributable to Boeing Shareholders	($343)	($414)	($343)	($414)

Basic loss per share	($0.56)	($0.69)	($0.56)	($0.69)

Diluted loss per share	($0.56)	($0.69)	($0.56)	($0.69)

Weighted average diluted shares (millions)	613.2	602.5	613.2	602.5

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2024	December 31 2023
Assets
Cash and cash equivalents	$6,914	$12,691
Short-term and other investments	615	3,274
Accounts receivable, net	2,959	2,649
Unbilled receivables, net	9,673	8,317
Current portion of financing receivables, net	57	99
Inventories	83,471	79,741
Other current assets, net	2,843	2,504
Total current assets	106,532	109,275
Financing receivables and operating lease equipment, net	833	860
Property, plant and equipment, net of accumulated depreciation of $22,414 and $22,245	10,696	10,661
Goodwill	8,089	8,093
Acquired intangible assets, net	2,034	2,094
Deferred income taxes	68	59
Investments	1,042	1,035
Other assets, net of accumulated amortization of of $1,098 and $1,046	5,190	4,935
Total assets	$134,484	$137,012
Liabilities and equity
Accounts payable	$11,616	$11,964
Accrued liabilities	21,607	22,331
Advances and progress billings	58,972	56,328
Short-term debt and current portion of long-term debt	1,063	5,204
Total current liabilities	93,258	95,827
Deferred income taxes	223	229
Accrued retiree health care	2,196	2,233
Accrued pension plan liability, net	6,400	6,516
Other long-term liabilities	2,546	2,332
Long-term debt	46,877	47,103
Total liabilities	151,500	154,240
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,539	10,309
Treasury stock, at cost - 398,878,880 and 402,746,136 shares	(49,105)	(49,549)
Retained earnings	26,908	27,251
Accumulated other comprehensive loss	(10,412)	(10,305)
Total shareholders’ deficit	(17,009)	(17,233)
Noncontrolling interests	(7)	5
Total equity	(17,016)	(17,228)
Total liabilities and equity	$134,484	$137,012

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31
(Dollars in millions)	2024	2023
Cash flows – operating activities:
Net loss	($355)	($425)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	119	222
Treasury shares issued for 401(k) contribution	606	553
Depreciation and amortization	442	457
Investment/asset impairment charges, net	21	11
Other charges and credits, net	10	33
Changes in assets and liabilities –
Accounts receivable	(328)	(341)
Unbilled receivables	(1,357)	(1,055)
Advances and progress billings	2,718	1,417
Inventories	(3,778)	(390)
Other current assets	(249)	82
Accounts payable	(264)	231
Accrued liabilities	(666)	(769)
Income taxes receivable, payable and deferred	(59)	(122)
Other long-term liabilities	(83)	(117)
Pension and other postretirement plans	(261)	(244)
Financing receivables and operating lease equipment, net	79	101
Other	43	38
Net cash used by operating activities	(3,362)	(318)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(567)	(468)
Proceeds from disposals of property, plant and equipment	11	5
Contributions to investments	(243)	(3,561)
Proceeds from investments	2,907	2,203
Other	(34)	(2)
Net cash provided/(used) by investing activities	2,074	(1,823)
Cash flows – financing activities:
New borrowings	27	17
Debt repayments	(4,442)	(1,699)
Stock options exercised		44
Employee taxes on certain share-based payment arrangements	(65)	(42)
Other	18
Net cash used by financing activities	(4,462)	(1,680)
Effect of exchange rate changes on cash and cash equivalents	(28)	10
Net decrease in cash & cash equivalents, including restricted	(5,778)	(3,811)
Cash & cash equivalents, including restricted, at beginning of year	12,713	14,647
Cash & cash equivalents, including restricted, at end of period	6,935	10,836
Less restricted cash & cash equivalents, included in Investments	21	24
Cash & cash equivalents at end of period	$6,914	$10,812

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2024	2023
Revenues:
Commercial Airplanes	$4,653	$6,704
Defense, Space & Security	6,950	6,539
Global Services	5,045	4,720
Unallocated items, eliminations and other	(79)	(42)
Total revenues	$16,569	$17,921
Loss from operations:
Commercial Airplanes	($1,143)	($615)
Defense, Space & Security	151	(212)
Global Services	916	847
Segment operating (loss)/earnings	(76)	20
Unallocated items, eliminations and other	(312)	(460)
FAS/CAS service cost adjustment	302	291
Loss from operations	(86)	(149)
Other income, net	277	302
Interest and debt expense	(569)	(649)
Loss before income taxes	(378)	(496)
Income tax expense	23	71
Net loss	(355)	(425)
Less: net loss attributable to noncontrolling interest	(12)	(11)
Net loss attributable to Boeing Shareholders	($343)	($414)

Research and development expense, net:
Commercial Airplanes	$518	$444
Defense, Space & Security	235	195
Global Services	26	26
Other	89	76
Total research and development expense, net	$868	$741
Unallocated items, eliminations and other:
Share-based plans	$10	($52)
Deferred compensation	(30)	(54)
Amortization of previously capitalized interest	(23)	(23)
Research and development expense, net	(89)	(76)
Eliminations and other unallocated items	(180)	(255)
Sub-total (included in Core operating loss)	(312)	(460)
Pension FAS/CAS service cost adjustment	230	223
Postretirement FAS/CAS service cost adjustment	72	68
FAS/CAS service cost adjustment	302	291
Total	($10)	($169)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2024	2023
737	67	113
747	—	1
767	3	1
777	—	4
787	13	11
Total	83	130

Defense, Space & Security
AH-64 Apache (New)	—	7
AH-64 Apache (Remanufactured)	6	13
CH-47 Chinook (New)	1	5
CH-47 Chinook (Renewed)	1	1
F-15 Models	1	2
F/A-18 Models	1	7
KC-46 Tanker	3	1
P-8 Models	1	3
Commercial Satellites	—	3
Total[1]	14	42
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	March 31 2024	December 31 2023
Commercial Airplanes	$447,533	$440,507
Defense, Space & Security	60,744	59,012
Global Services	19,693	19,869
Unallocated items, eliminations and other	779	807
Total backlog	$528,749	$520,195

Contractual backlog	$505,918	$497,094
Unobligated backlog	22,831	23,101
Total backlog	$528,749	$520,195

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures Core operating loss, Core operating margin, and Core loss per share with the most directly comparable GAAP financial measures of Loss from operations, operating margin, and Diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2024		First Quarter 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	16,569		17,921
Loss from operations (GAAP)	(86)		(149)
Operating margins (GAAP)	(0.5)%		(0.8)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(230)		(223)
Postretirement FAS/CAS service cost adjustment	(72)		(68)
FAS/CAS service cost adjustment	(302)		(291)
Core operating loss (non-GAAP)	($388)		($440)
Core operating margins (non-GAAP)	(2.3)%		(2.5)%

Diluted loss per share (GAAP)		($0.56)		($0.69)
Pension FAS/CAS service cost adjustment	($230)	(0.37)	($223)	(0.37)
Postretirement FAS/CAS service cost adjustment	(72)	(0.12)	(68)	(0.11)
Non-operating pension expense	(123)	(0.20)	(134)	(0.23)
Non-operating postretirement expense	(18)	(0.03)	(15)	(0.02)
Provision for deferred income taxes on adjustments [1]	93	0.15	92	0.15
Subtotal of adjustments	($350)	($0.57)	($348)	($0.58)
Core loss per share (non-GAAP)		($1.13)		($1.27)

Weighted average diluted shares (in millions)		613.2		602.5
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.